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                                                                  EXHIBIT 23(E)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 21, 1997, except for Note 10 as to which the date is October 24, 1997, with respect to the financial statements of Bronco Hi-Lift, Inc. in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-41419) and related Prospectus of United Rentals, Inc. for the registration of 22,218,177 shares of its common stock filed with the Securities and Exchange Commission on December 18, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

December 17, 1997